As filed with the Securities and Exchange Commission on October 29, 2002.
                                                    Registration No. 333-_____

                       SECURITIES AND EXCHANGE COMMISSION
                       ----------------------------------
                             Washington, D.C. 20549
                                -----------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                -----------------

                              AMERIGON INCORPORATED
                              ---------------------
             (Exact name of registrant as specified in its charter)

               California                              95-4318554
     (State or other jurisdiction of                (I.R.S. Employer
      incorporation or organization)               Identification No.)

                              5462 Irwindale Avenue
                           Irwindale, California 91706
                    (Address of principal executive offices)

                 AMERIGON INCORPORATED 1997 STOCK INCENTIVE PLAN
                 -----------------------------------------------
                            (Full title of the plan)

                                Oscar B. Marx III
                              Amerigon Incorporated
                              5462 Irwindale Avenue
                           Irwindale, California 91706
                                 (626) 815-7400
(Name, address, and telephone number, including area code, of agent for service)
                               -------------------

                                    COPY TO:
                               John A. Laco, Esq.
                              O'Melveny & Myers LLP
                              400 South Hope Street
                       Los Angeles, California 90071-2889
                                 (213) 430-6000

                         CALCULATION OF REGISTRATION FEE
                         -------------------------------
===============================================================================

Title of           Amount to be  Proposed        Proposed        Amount of
securities to be   registered    maximum         maximum         registration
registered                       offering price  aggregate       fee
                                 per unit        offering price
-------------------------------------------------------------------------------

Common Stock, no   500,000       $1.1125(2)      $556,250(2)     $51.18(2)
par value          shares(1)
===============================================================================

(1) This Registration Statement covers, in addition to the number of shares of Common Stock stated above, options and other rights to purchase or acquire the shares of Common Stock covered by the Prospectus and, pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the "Securities Act"), an additional indeterminate number of shares, options and rights, which by reason of certain events specified in the Amerigon Incorporated 1997 Stock Incentive Plan, as amended (the "Plan") may become subject to the Plan.

(2) Pursuant to Rule 457(h), the maximum offering price, per share and in the aggregate, and the registration fee were calculated based upon the average of the high and low prices of the Common Stock on October 28, 2002 as reported on the Nasdaq SmallCap Market.

The Exhibit Index for this Registration Statement is at page 4.

                                     PART I
                                     ------

                           INFORMATION REQUIRED IN THE
                            SECTION 10(a) PROSPECTUS

          The documents containing the information specified in Part I of Form S-8 (plan information and registrant information) will be sent or given to optionees as specified by Rule 428(b)(1) of the Securities Act. Such documents need not be filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act. These documents, which include the statement of availability required by Item 2 of Form S-8, and the documents incorporated by reference in this Registration Statement pursuant to
Item 3 of Form S-8 (Part II hereof), taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.


                                     PART II
                                     -------

                           INFORMATION REQUIRED IN THE
                             REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
-------  -----------------------------------------------

         Amerigon Incorporated (the "Registrant") filed Registration
Statements relating to the Plan on Form S-8 with the Commission on January 9, 1998 (Registration No. 333-44007) and May 24, 2001 (Registration No. 333-61632).
The contents of which are incorporated herein by reference.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL
-------  --------------------------------------

         Not applicable.

ITEM 8.  EXHIBITS
-------  --------

         See the attached Exhibit Index at page 4.

                                   SIGNATURES
                                   ----------

          Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irwindale, State of California, on October 28, 2002.

                              AMERIGON INCORPORATED
                              ---------------------


                                    By:   /s/ O.B. Marx III
                                       ----------------------------------------
                                          Oscar B. Marx III
                                          Chief Executive Officer and Director


                                POWER OF ATTORNEY
                                -----------------

            KNOW ALL PERSONS BY THESE PRESENTS, each person whose signature appears below constitutes and appoints Oscar B. Marx III and Sandra L. Grouf, his or her true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to the Registration Statement (or any other registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

          Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


         SIGNATURE                TITLE                            DATE
         ---------                -----                            ----

/s/ O.B. Marx III           Chief Executive Officer and       October 28, 2002
-------------------------   Director (Principal Executive
Oscar B. Marx III           Officer)

/s/ Sandra L. Grouf         Chief Financial Officer,
-------------------------   Treasurer and Secretary           October 28, 2002
Sandra L. Grouf             (Principal Financial and
                            Accounting Officer)

/s/ Lon E. Bell             Vice Chairman of the Board        October 28, 2002
-------------------------
Lon E. Bell, Ph.D

/s/ Francois Castaing       Director                          October 2, 2002
-------------------------
Francois J. Castaing

/s/ John W. Clark           Director                          October 28, 2002
-------------------------
John W. Clark

/s/ Paul Oster              Director                          October 3, 2002
-------------------------
Paul Oster

         SIGNATURE                TITLE                            DATE
         ---------                -----                            ----


/s/ James J. Paulsen        Director                          October 3, 2002
-------------------------
James J. Paulsen

                                  EXHIBIT INDEX
                                  -------------


EXHIBIT
NUMBER DESCRIPTION
------ -----------

4.1 Amerigon Incorporated 1997 Stock Incentive Plan (as Amended and Restated April 30, 2002) (1)

4.2   Form of Employee Combination Incentive/Nonqualified Stock Option Agreement

4.3   Form of Non-Employee Director Nonqualified Stock Option Agreement (1)

5.1   Opinion of Counsel regarding the legality of the common stock to be issued

23.1  Consent of Independent Accountants

23.2  Consent of Counsel (included in Exhibit 5.1)

24.1  Powers of Attorney (included in this Registration Statement on page 2)


---------------

(1) Previously filed and incorporated by reference as Appendix A to the Company's Definitive Proxy Statement on Schedule 14A filed with the Commission on April 30, 2002 (file number 000-21810)